UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 26, 2018 (the "Effective Date"), AAON, INC., an Oklahoma corporation, and AAON COIL PRODUCTS, INC., a Texas corporation, both wholly-owned subsidiaries of AAON, INC., a Nevada corporation (the "Company"), entered into Amendment Twelve to Third Restated Revolving Credit Loan Agreement (the "Amendment"), with BOKF, NA dba Bank of Oklahoma (the "Lender").

The Amendment provides for an extension of the $30 million revolving credit facility with the Lender from the Effective Date to July 26, 2021. Additionally, the Amendment modifies the Company's tangible net worth covenant requirement from $125.0 million to $175.0 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference. A copy of the Amendment is attached hereto as Exhibit 99.1.

Item 2.03    Creation of Direct Financial Obligation.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	A copy of Amendment Twelve to Third Restated Revolving Credit Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	July 30, 2018	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary